EXHIBIT 10(h)

                                1994-1 AMENDMENT
                                       TO
                                    OLD KENT
                             EXECUTIVE THRIFT PLAN



     This is an amendment, effective January 1, 1994, by Old Kent Financial Corporation ("OKFC").



                              W I T N E S S E T H:



          WHEREAS, OKFC amended and restated the Old Kent Executive Thrift Plan ("plan") effective January 1, 1990;

          NOW, THEREFORE, the Employer amends Section 4.1(d) of the plan as follows:


     (d) Compensation. "Compensation" means an Employee's W-2 wages as provided in Regulations under Code Section 415 plus elective deferrals under this plan and any other plan of deferred compensation that are excluded from gross income under Code Sections 125 (cafeteria plans) and 402(a)(8) (Thrift Plus Contributions), and Old Kent Deferred Compensation Plan contributions; but excluding, whether or not includible in income, reimbursements or other expense allowances, cash and noncash fringe benefits, moving expenses, deferred compensation actually paid after a period of deferral, restricted stock values, payments from the Short-Term Annual Incentive Plan, and welfare benefits.



     IN WITNESS WHEREOF, this amendment is executed this 27th day of January, 1994.



                              OLD KENT FINANCIAL CORPORATION


                              By /S/ Martin J. Allen, Jr.
                                 Martin J. Allen, Jr.
                                 Its Senior V.P. & Secretary